                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



       Date of Report (Date of earliest event reported): December 16, 2003



                      CHAMPIONSHIP AUTO RACING TEAMS, INC.
             (Exact name of registrant as specified in its charter)



Delaware                          1-13925                   38-3389456
(State or other                   (Commission               (IRS Employer
jurisdiction of                   File Number)              Identification No.)
incorporation)



                         5350 Lakeview Parkway South Dr.
                             Indianapolis, IN 46268
             (Address of principal executive offices, with zip code)



       Registrant's telephone number, including area code: (317) 715-4100

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

      On December 15, 2003, Championship Auto Racing Teams, Inc. ("Championship" or "Company") (OTCBB: CPNT.OB) announced that it has entered into an Asset Purchase Agreement ("the Agreement") with Open Wheel Racing Series ("OWRS"). The Agreement would allow OWRS to purchase the assets of CART, Inc. ("CART") needed to operate the Champ Car World Series and the stock of Pro-Motion Agency, Inc., a Championship subsidiary that operates the Toyota Atlantics series. In addition, OWRS will assume from Championship and CART their rights and obligations under certain promoter, sponsor and other contracts. If the transaction is completed, OWRS intends to continue to operate the Champ Car World Series and the Toyota Atlantic series. The total consideration that will be paid if the agreement is completed is $3.0 million less $1.5 million in 2003 prize money to teams who are not affiliated with OWRS; which is an obligation of CART being assumed by OWRS.

      The Agreement also terminates the previously announced merger agreement that had been entered into between Championship and OWRS on September 10, 2003. As a result, Championship will cancel the special meeting of its stockholders regarding the merger agreement that was scheduled to occur on December 19, 2003. It was reported previously that representatives of OWRS had advised Championship it did not believe that certain conditions to close the merger agreement were going to be met and, therefore, the merger would not be completed. Championship considered OWRS's position and believes that the closing condition requiring the absence of a material adverse effect could not be satisfied because of a decrease in the number of teams planning on participating in the 2004 season.

      The Agreement referred to in the previous paragraphs, including material schedules, is filed as part of this Report.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

The following exhibits are incorporated by reference as part of this Report:

Exhibit    Description
-------    -----------

99.1       Asset Purchase Agreement dated December 15, 2003
99.2       Schedule 2.02(a) Material Asset List
99.3       Schedule 2.02(b) Assumed Contracts List
99.4 Annex 2.02(d) (1) Trademark Applications and Registrations of CART, Inc. and related companies
99.5       Annex 2.02(d) (2) Common Law Trademarks of CART, Inc.
99.6       Annex 2.02(d) (3) Copyright Registrations and Domain Names of CART,
           Inc.
99.7       Exhibit A Bill of Sale, Assignment and Assumption Agreement
99.8       Exhibit B Trademark Assignment Agreement
99.9       Exhibit C Budget
99.10      Exhibit D Sale Procedure Order
99.11      Exhibit E Approval Order
99.12      Contribution Agreement dated December 15, 2003

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 16th day of December, 2003.

                                       CHAMPIONSHIP AUTO RACING TEAMS, INC.

                                       By:       /s/ Thomas L. Carter
                                          --------------------------------------
                                                 Thomas L. Carter,
                                                 Chief Financial Officer